AMENDMENT TO FUND PARTICIPATION AGREEMENT
                                      AMONG
                               40|86 SERIES TRUST,
                              40|86 ADVISORS, INC.,
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

     For  good and  valuable  consideration,  the  receipt  of  which is  hereby
     acknowledged, the parties agree to amend the October 23, 2002 Fund Participation Agreement, as amended, among 40|86 Series Trust (the "Trust"), 40|86 Advisors, Inc., and Jefferson National Life Insurance Company (the "Insurance Company") as follows:

     1. Schedule A thereto is hereby deleted in its entirety and replaced with Schedule A attached hereto.

     2. All other terms of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative effective as of May 1, 2006.

                                           40|86 SERIES TRUST

                                           By:
                                                --------------------------------
                                           Name:
                                           Title:


                                           40|86 ADVISORS , INC.

                                           By:
                                                --------------------------------
                                           Name:
                                           Title:

                                           JEFFERSON NATIONAL LIFE INSURANCE
                                           COMPANY

                                           By:
                                                --------------------------------
                                           Name: Craig A. Hawley
                                           Title:  General Counsel and Secretary

                                   SCHEDULE A

ACCOUNT(S)/CONTRACTS                                    FORM #
- Jefferson National Life Annuity Account C             22-4025 (Individual)
                                                        32-4000 (Group)

- Jefferson National Life Annuity Account E             22-4047/32-4003 (Achievement)
                                                        22-4048/32-4002 (Educator)

- Jefferson National Life Annuity Account F             22-4061

- Jefferson National Life Annuity Account G             22-4056; JNL 2300; JNL 2300-1

- Jefferson National Life Annuity Account H             CVIC-2000 or -2001(state specific)

- Jefferson National Life Annuity Account I             CVIC-2004 or -2005(state specific)

- Jefferson National Life Annuity Account J             JNL-2100

- Jefferson National Life Annuity Account K             JNL-2200

- Jefferson National Life Account L                     CVIC-1001 and -1003


DESIGNATED PORTFOLIOS

Balanced Portfolio

Equity Portfolio

Fixed Income Portfolio

Government Securities Portfolio

High Yield Portfolio

Money Market Portfolio